FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.

             6.950% Senior Quarterly Income Debt Securities due 2098

                 Officers' Certificate Pursuant to Section 2.01
                            and 2.03 of the Indenture

            Pursuant to Section 2.03 of the Indenture, dated as of September 15, 1997, between Financial Security Assurance Holdings Ltd. (the "Company") and First Union National Bank (the "Trustee"), as supplemented by the First Supplemental Indenture dated as of November 13, 1998 (as supplemented, the "Indenture"), between the Company and the Trustee, the undersigned officers of the Company hereby certify that the Board of Directors of the Company has, pursuant to Board resolutions dated August 14, 1997 and November 12, 1998, authorized the establishment of a series of Securities and further certify that the terms of the Securities of such series shall be as follows:

      (1)   Title: 6.950% Senior Quarterly Income Debt Securities due 2098;

      (2)   Aggregate Principal Amount: $100,000,000;

      (3)   Principal Payment Date: November 1, 2098;

      (4)   (a)   Interest Rate: 6.950% per annum (on the basis of a 360-day year consisting of twelve 30-day months);

            (b) Interest Payment Dates: February 1, May 1, August 1 and November 1 of each year, commencing February 1, 1999;

            (c) Regular Record Date: the January 15, April 15, July 15 or October 15, as the case may be, immediately preceding each Interest Payment Date; and

            (d)   Interest Accrual Date: November 13, 1998;

      (5) Place of Payment: Initially, the Trustee's office at 40 Broad Street, Suite 550, New York, NY 10004;

      (6) Optional Redemption: If a "Tax Event" (as defined under the caption "Description of Debt Securities - Tax Event Redemption" in the Prospectus Supplement dated November 6, 1998 to the Prospectus dated September 10, 1997 with respect to the Debt Securities) shall occur and be continuing, the Company shall have the right,
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            within 90 days following the occurrence of the Tax Event, to redeem the Debt Securities, in whole but not in part, without premium or penalty. The Debt Securities are not redeemable prior to November 1, 2003, except as described in the immediately preceding sentence, and are not subject to any sinking fund. The Debt Securities are redeemable on or after November 1, 2003 at the option of the Company, in whole at any time or in part from time to time, without premium or penalty;

      (7)   Mandatory Redemption: Not applicable;

      (8) Denominations: $25 and integral multiples thereof. Market makers expect to trade in Debt Securities in round lots of 100 units (representing $2,500 aggregate principal amount);

      (9)   Currency: United States Dollars;

      (10)  (a)   Global Securities: The Debt Securities shall be represented by a single Global Security as provided for in the Indenture; and

            (b)   Depositary: The Depository Trust Company;

      (11)  Additional Events of Default: Not Applicable;

      (12)  Principal on Acceleration: Not Applicable;

      (13) Defeasance Provisions: Section 13.02 and Section 13.03 of the Indenture shall be applicable to the Debt Securities and, without limiting the foregoing, "covenant defeasance" as defined in Section
            13.03 of the Indenture shall apply to Sections 3.06 and 3.07 of the Indenture;

      (14) Ranking: The Debt Securities shall be senior unsecured obligations of the Company and shall rank pari passu with all other senior unsecured debt of the Company;

      (15)  Conversion: Not Applicable;

      (16)  Other Terms: Not Applicable; and

      (17)  Trustee: First Union National Bank.

            Pursuant to Section 11.05 of the Indenture, each of the
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undersigned officers of the Company hereby further certifies that (i) he has read the applicable conditions precedent in the Indenture relating to the establishment of a series of Debt Securities and the issuance thereof; (ii) he has examined the appropriate documentation and made such further investigation as he has deemed to be necessary; (iii) he is of the opinion that he has made such examination and investigation as is necessary to enable him to express an informed opinion with respect to whether or not such conditions precedent have been complied with; and (iv) he is of the opinion that as of the date hereof, all conditions precedent set forth in the Indenture relating to the establishment of the series of Debt Securities designated as the 6.950% Senior Quarterly Income Debt Securities due 2098 have been complied with and upon delivery by the Company of instructions to the Trustee directing the Trustee to authenticate Securities of such series from time to time, subject to the limitations set forth in the company order to authenticate dated the date hereof, all conditions precedent for the issuance thereof shall have been complied with.

            Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Indenture.

            IN WITNESS WHEREOF, the undersigned Managing Director and Secretary of the Company have executed this certificate as of the 13th day of November, 1998.


                                       ----------------------------
                                       Name:  John A. Harrison
                                       Title: Managing Director



                                       ----------------------------
                                       Name:  Bruce E. Stern
                                       Title: Secretary